PRIORITY TECHNOLOGY HOLDINGS, INC., ANNOUNCES REDEMPTION OF PREFERRED STOCK AND SIMPLIFIED CAPITAL STRUCTURE ALPHARETTA, Ga. – November 21, 2024 – Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the payments and banking solution that streamlines collecting, storing, lending and sending money to unlock revenue opportunities, today announced the successful redemption in full of the remaining preferred stock on its balance sheet. The redemption was completed with proceeds from a $115 million increase to its existing term loan due May 2031. The redemption totaled $113.3 million including accrued but unpaid dividends of $2.6 million. The redemption of the remaining preferred stock follows Priority’s establishment of a new $835 million term loan and concurrent redemption of approximately $170 million of preferred stock in May 2024. As a result of the financing and preferred stock redemption, net income available to common shareholders is expected to increase by an estimated $8.9 million on an annualized basis, which is additive to approximately $22 million of positive impact to net income on an annualized basis from the May 2024 transactions. Tim O’Leary, Chief Financial Officer, commented: “Given continued positive momentum in our business since the May 2024 refinancing, we were pleased to benefit from our strong growth to further optimize our balance sheet while lowering our cost of capital.” O’Leary continued: “For ease of comparison of the positive impact of the redemption, if this transaction had occurred at the beginning of Q3 2024, our earnings per share on an adjusted basis would have been $0.10, compared to the earnings per share of $0.07 we reported on our Q3 2024 earnings call. We appreciate the favorable response from existing and new lenders as well as the ongoing support from our investors and will continue to evaluate opportunities to create shareholder value.” A reconciliation of the adjusted Q3 2024 earnings per share compared to the actual Q3 2024 earnings per share is provided in Exhibit A. About Priority Priority is the payments and banking solution that enables businesses to collect, store, lend and send funds through a unified commerce engine. Our platform combines payables, merchant services, and banking and treasury solutions so leaders can streamline financial operations efficiently — and our innovative industry experts help businesses navigate and build momentum on the path to growth. With the Priority Commerce Engine, leaders can accelerate cash flow, optimize working capital, reduce unnecessary costs, and unlock new revenue opportunities. For more information, visit prioritycommerce.com.

Forward-Looking Statements This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding our estimated net income and the positive impact on our balance sheet. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein. We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 12, 2024. These filings are available online at www.sec.gov or www.prioritycommerce.com. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. Media Contact: Alison Jones, alison.jones@prth.com

Exhibit A (in thousands except per share amounts) For three months ended September 30, 2024 Actual Adjustments As adjusted Income before income taxes $ 15,507 $ - $ 15,507 Less: Additional interest expense - (2,898) (2,898) Adjusted income before income taxes 15,507 (2,898) 12,609 Income taxes [1] (4,899) - (4,899) Net income 10,608 (2,898) 7,710 Less: Dividends and accretion attributable to redeemable senior preferred stockholders (5,121) 5,121 - Net income attributable to common stockholders $ 5,487 $ 2,223 $ 7,710 Earnings per share Basic $ 0.07 $ 0.03 $ 0.10 Diluted $ 0.07 $ 0.03 $ 0.10 Weighted average common shares outstanding Basic 77,973 77,973 77,973 Diluted 80,095 80,095 80,095 [1] Tax benefit of additional interest is not available due to 163(j) limitations.